                                                                    EXHIBIT 24

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each officer and director of Loral Space & Communications Ltd., whose signature appears below constitutes and appoints Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Eric J. Zahler, Nicholas C. Moren and Harvey B. Rein, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                           TITLE                          DATE
---------------------------   -----------------------------------   ---------------------

/s/ Bernard L. Schwartz       Chairman of the Board, Chief              February 10, 1998
 ---------------------------  Executive Officer and Director
 Bernard L. Schwartz          (Principal Executive Officer)

/s/ Howard Gittis             Director                                  February 10, 1998
 ---------------------------
 Howard Gittis

/s/ Robert B. Hodes           Director                                  February 10, 1998
 ---------------------------
 Robert B. Hodes

/s/ Gershon Kekst             Director                                  February 10, 1998
 ---------------------------
 Gershon Kekst

/s/ Charles Lazarus           Director                                  February 10, 1998
 ---------------------------
 Charles Lazarus

/s/ Malvin A. Ruderman        Director                                  February 10, 1998
 ---------------------------
 Malvin A. Ruderman

/s/ E. Donald Shapiro         Director                                  February 10, 1998
 ---------------------------
 E. Donald Shapiro

                              Director
 ---------------------------
 Arthur L. Simon

/s/ Daniel Yankelovich        Director                                  February 10, 1998
 ---------------------------
 Daniel Yankelovich

/s/ Michael P. DeBlasio       Senior Vice President and Chief           February 10, 1998
 ---------------------------  Financial Officer (Principal
 Michael P. DeBlasio          Financial Officer)

/s/ Harvey B. Rein            Vice President and Controller             February 10, 1998
 ---------------------------  (Principal Accounting Officer)
 Harvey B. Rein